QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.28

Execution Copy

FOURTH AMENDMENT
TO CREDIT AGREEMENT

        This FOURTH AMENDMENT, dated as of March 30, 2005 (this "Fourth Amendment"), is entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company ("Resources"), COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC, a Delaware limited liability company ("Fertilizers"), COFFEYVILLE RESOURCES REFINING & MARKETING, LLC, a Delaware limited liability company ("Refining"), COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC, a Delaware limited liability company ("Transportation"), and COFFEYVILLE RESOURCES TERMINAL, LLC, a Delaware limited liability company ("Terminal") (Resources, Fertilizers, Refining, Transportation and Terminal are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the other Credit Parties signatory hereto, CONGRESS FINANCIAL CORPORATION (SOUTHWEST) ("Congress"), in its capacity as administrative agent for the Revolver Secured Parties (as defined in the Credit Agreement referred to below) (together with its successors and assigns, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch ("CSFB"), in its capacity as administrative agent for the Term Secured Parties (as defined in the Credit Agreement) (together with its successors and assigns, the "Term Agent," and together with the Administrative Agent, collectively, the "Agents") and the Lenders party thereto.

        WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of May 10, 2004, as amended by the Limited Waiver and Consent, dated as of September 22, 2004, the First Amendment, dated as of October 8, 2004, the Second Amendment, dated as of November 24, 2004 and the Third Amendment, dated as of December 13, 2004 and as further amended, supplemented, restated or otherwise modified from time to time (the "Credit Agreement"), by and among the Borrowers, the other Credit Parties party thereto, CSFB as the Term Agent, Congress as the Administrative Agent, and the Lenders party thereto from time to time; and

        WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement; and

        WHEREAS, the Credit Parties have notified the Agents that the Credit Parties may, at some time in the future, determine that it is desirable to separate the Coffeyville and Leiber holding companies (the "CLH Restructuring"); and

        WHEREAS, the CLH Restructuring would be effectuated by and would be comprised of (1) the distribution by CLH to Coffeyville Nitrogen Fertilizers, Inc. ("CNF Inc.") and Coffeyville Refining & Marketing, Inc. ("CR&M Inc.") of CLH's interest in Resources and (2) the distribution by CLH to The Leiber Group of the membership interests in Leiber Holdings, LLC, which distribution may be accomplished either directly or indirectly through the merger of Leiber Holdings, LLC with and into a new wholly-owned subsidiary of The Leiber Group, with Leiber Holdings, LLC surviving the merger as a wholly-owned subsidiary of The Leiber Group, (3) if so elected by the Credit Parties, (A) the merger of CLH with and into Resources or (B) the transfer of the Stock of CLH held by CNF Inc. or CR&M Inc. such that CLH becomes a wholly-owned Subsidiary of CNF Inc. or CR&M Inc., and (4) Borrowers declaring and paying dividends or other distributions to CLH, CNF Inc. and/or CR&M Inc., the proceeds of which are to be used to pay an aggregate amount not to exceed $45,000,000 representing the amount of the "Liquidation True-Up Amount" (as defined in CLH's limited liability company agreement) to The Leiber Group; and

        WHEREAS, the CLH Restructuring could be deemed to violate certain provisions of the Loan Documents; and

        WHEREAS, the Credit Parties have notified the Agents that Holdings may, at some time in the future, find it desirable to restructure its ownership interests in the other Credit Parties (the "Holdco Restructuring"), which restructuring would be effectuated by and would be comprised of (1) the distribution by Holdings to certain of the holders of its preferred units of a portion of the Stock of Holdings' direct wholly-owned subsidiaries, (2) the formation by Holdings of a new intermediate holding company, Coffeyville Resources, Inc. ("CRI"), a wholly-owned corporate subsidiary of Holdings and (3) the contribution, together with such preferred unit holders, of all of the outstanding Stock of Holdings' other direct subsidiaries to CRI; and

        WHEREAS, the Holdco Restructuring could be deemed to violate certain provisions of the Loan Documents; and

        WHEREAS, the Credit Parties have notified the Agents that the Credit Parties may from time to time desire to enter into Hedging Contracts with Persons that are not currently within the definition of the term "Eligible Hedge Counterparty," and, unless such definition is amended, the entry into such Hedging Contracts could be deemed to violate certain provisions of the Loan Documents; and

        WHEREAS, as of the Closing Date, the Credit Parties made certain representations and warranties with respect to historical financial statements of their predecessor entity for the years 2001 and 2002 and portions of 2003 contained in a due diligence report dated September 9, 2003 prepared by PricewaterhouseCoopers, which financial statements were not audited (the "2001-2003 PwC Financial Statements"); and

        WHEREAS, subsequent to the delivery of the 2001-2003 PwC Financial Statements, the Credit Parties have prepared revised historical financial statements for the periods covered by such financial statements, which revised historical financial statements were prepared in accordance with GAAP and have been audited by KPMG LLP (the "2001-2003 Audited Financial Statements"), and the 2001-2003 Audited Financial Statements differ in certain respects from the corresponding 2001-2003 PwC Financial Statements; and

        WHEREAS, pursuant to Section 9.1(f) of the Credit Agreement, it is an Event of Default if any representation or warranty in any financial statement delivered to the Agents by any Credit Party proves to have been untrue or incorrect in any material respect as of the date when made or deemed made; and

        WHEREAS, the Credit Parties have certain assets not necessary for the conduct of the business of the Credit Parties, such as unused rights of way along pipelines and the water pipe which feeds Terminal's Phillipsburg, Kansas facility, which assets are not of material value to the Credit Parties or have such burdens and costs associated with them that the Credit Parties believe that it would be in the best interests of the Credit Parties to release, sell or otherwise dispose of such assets to third parties from time to time; and

        WHEREAS, such release, sale or other disposition could be deemed to violate certain provisions of the Loan Documents; and

        WHEREAS, Coffeyville Resources Trinidad and Tobago Limited, a Trinidad corporation ("CRTT Limited"), Coffeyville Resources Trinidad and Tobago Fertilizers, LLC, a Delaware limited liability company ("CRTT LLC"), and Fertilizers have entered into a memorandum of understanding (the "Trinidad MOU") on December 16, 2004 with The Government of the Republic of Trinidad and Tobago, The National Gas Company of Trinidad and Tobago Limited, and National Energy Corporation of Trinidad and Tobago Limited in connection with the proposed development of a new nitrogen fertilizer manufacturing facility in Trinidad; and

        WHEREAS, subsequent to the execution of the Trinidad MOU, the Credit Parties have decided not to pursue the Trinidad facility; and

        WHEREAS, Pegasus and certain of its affiliates have expressed an interest in pursuing the development of the Trinidad facility and have indicated that they may seek to contract with one or more of the Credit Parties for management and other services in connection with the project; and

        WHEREAS, the Credit Parties desire to relinquish and dispose of all of their rights under the Trinidad MOU, obtain a release of the Lenders' Liens on the Trinidad MOU, obtain approval for certain transactions with Pegasus and its Affiliates regarding the Trinidad facility, and dissolve, merge or otherwise dispose of CRTT LLC and any interest the Credit Parties may have in CRTT Limited; and

        WHEREAS, such actions could be deemed to violate certain provisions of the Loan Documents; and

        WHEREAS, the Credit Parties have also notified the Agents that Resources or another Credit Party have entered into and desire to continue to enter into certain insurance premium financing arrangements with one or more third party financing sources and to grant certain limited security interests in certain insurance proceeds to such third parties as collateral for such obligations; and

        WHEREAS, pursuant to Section 7.3 of the Credit Agreement, no Credit Party may (subject to certain limited inapplicable exceptions) incur any Indebtedness, and pursuant to Section 7.7 of the Credit Agreement, no Credit Party may (subject to certain limited inapplicable exceptions) grant any Liens; and

        WHEREAS, Resources has notified the Agents that Resources' audited financial statements and related information for the Fiscal Year 2004 will not be available within the 90-day timeframe currently required pursuant to the Credit Agreement; and

        WHEREAS, the Credit Parties desire to obtain amendments and waivers as necessary with respect to the matters described above;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, and the other Credit Parties, the Requisite Lenders and the Agents party hereto agree as follows:

SECTION 1.    AMENDMENTS AND WAIVERS

        1.1   Section 1 of the Credit Agreement is hereby amended by the addition of the following definitions, which shall be inserted in proper alphabetical order:

        "CLH Restructuring" means, collectively, (1) the distribution by CLH to CNF Inc. and CR&M Inc. of CLH's interest in Resources, (2) the distribution by CLH to The Leiber Group of the membership interests in Leiber Holdings, LLC, which distribution may be accomplished either directly or indirectly through the merger of Leiber Holdings, LLC with and into a new wholly-owned subsidiary of The Leiber Group, with Leiber Holdings, LLC surviving the merger as a wholly-owned subsidiary of The Leiber Group, (3) if so elected by the Credit Parties, (A) the merger of CLH with and into Resources or (B) the transfer of the Stock of CLH held by CNF Inc. or CR&M Inc. such that CLH becomes a wholly-owned Subsidiary of CNF Inc. or CR&M Inc., (4) Borrowers declaring and paying dividends or other distributions to CLH, CNF Inc. and/or CR&M Inc., the proceeds of which are to be used to pay an aggregate amount not to exceed $45,000,000 representing the amount of the "Liquidation True-Up Amount" (as defined in CLH's limited liability company agreement) to The Leiber Group.

        "CNF Inc." means Coffeyville Nitrogen Fertilizers, Inc.

        "CR&M Inc." means Coffeyville Refining & Marketing, Inc.

        "CRI" means Coffeyville Resources, Inc.

        "Holdco Restructuring" means, collectively, (1) the distribution by Holdings to certain of the holders of its preferred units of a portion of the Stock of Holdings' direct wholly-owned subsidiaries, (2) the formation by Holdings of CRI and (3) the contribution, together with such preferred unit holders, of all of the outstanding Stock of Holdings' other direct subsidiaries to CRI.

        "Insurance Premium Financers" means Persons who are not Affiliates of any Credit Party that advance funds to any Credit Party to pay insurance premiums for Holdings and its Subsidiaries pursuant to Insurance Premium Financing Arrangements.

        "Insurance Premium Financing Arrangements" means, collectively, such agreements as any Credit Party shall enter into with Insurance Premium Financers pursuant to which such Insurance Premium Financers shall advance funds to or on behalf of a Credit Party to pay insurance premiums for Holdings and its Subsidiaries. Such Insurance Premium Financing Arrangements (i) shall not provide for the benefit of such Insurance Premium Financers a security interest in property of Holdings or any of its Subsidiaries other than sums payable to the Credit Parties under or with reference to the insurance policies listed in such agreements, including, among other things, any gross return premiums or gross unearned premiums and any payment on account of loss which results in reduction of unearned premium in accordance with the terms of said policies and (ii) shall not purport to prohibit any portion of the Liens created in favor of Administrative Agent for the benefit of itself and Revolver Secured Parties or the Liens created in favor of Term Agent for the benefit of itself and Term Secured Parties pursuant to the Collateral Documents.

        "Trinidad MOU" means that certain memorandum of understanding dated December 16, 2004 among CRTT Limited, CRTT LLC, Fertilizers, The Government of the Republic of Trinidad and Tobago, The National Gas Company of Trinidad and Tobago Limited, and National Energy Corporation of Trinidad and Tobago Limited in connection with the proposed development of a new nitrogen fertilizer manufacturing facility in Trinidad.

        "Trinidad Project" means the development and subsequent operation by Affiliates of Pegasus of a nitrogen fertilizer manufacturing facility in the Republic of Trinidad and Tobago.

        "Trinidad Relinquishment" means, collectively, the relinquishment and disposition by the Credit Parties of all of their rights under the Trinidad MOU and the disposition or relinquishment by the Credit Parties of any interest that the Credit Parties may have in CRTT Limited.

        "2001-2003 Audited Financial Statements" means the historical financial statements for the predecessor entity of the Credit Parties for the years 2001 and 2002 and portions of 2003 prepared in accordance with GAAP and audited by KPMG LLP.

        "2001-2003 PwC Financial Statements" means the unaudited historical financial statements of the predecessor entity of the Credit Parties for the years 2001 and 2002 and portions of 2003 contained in a due diligence report dated September 9, 2003 prepared by PricewaterhouseCoopers and delivered to the Agents in connection with the Closing Date.

        1.2   The definition of the term "Change of Control" in the Credit Agreement is hereby amended and restated in its entirety as follows: "Change of Control" means any event, transaction or occurrence as a result of which (a) (x) prior to an initial public offering, Pegasus and its Affiliates, collectively, cease to own and control at least 51% of the economic and voting rights associated with ownership of Holdings on a fully diluted basis or (y) after an initial public offering, (A) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended from time to time, and any successor statute) other than Pegasus and its Affiliates shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the capital Stock of CRI at any time when Pegasus and its Affiliates hold a lesser percentage of the beneficial ownership of the voting interest in the capital Stock of CRI on a fully diluted basis than such other Person or "group" or (B) the majority of the seats (other than vacant seats) of the board of directors (or similar governing body) of CRI ceases to be occupied by Persons who were nominated for election by Pegasus or its Affiliates or by the board of directors of CRI, a majority of whom were directors immediately prior to the initial public offering or whose election or nomination for election was previously approved by a majority of such directors, (b) Pegasus or one of its Affiliates is not the sole Managing Member (as defined in the Group Operating Agreement) of Holdings, or (c) except (but only for so long as Pegasus and its Affiliates collectively own and control at least 51% of the economic and voting rights of the Stock of The Leiber Group) to the extent of the economic and voting rights associated with the Stock of CLH directly owned and controlled by The Leiber Group on the First Amendment Effective Date immediately after giving effect to the Leiber Transaction, Holdings (or after the Holdco Restructuring, CRI) ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of each other Credit Party (other than (x) after the Holdco Restructuring, Holdings and (y) (A) Coffeyville Nitrogen Fertilizers, Inc. and/or Fertilizers or (B) if (A) has not occurred, Coffeyville Refining & Marketing, Inc. and/or Refining in connection with a disposal thereof otherwise permitted hereby, the proceeds of which are applied as required hereby) on a fully diluted basis.

        1.3   The definition of the term "EBITDA" in the Credit Agreement is hereby amended by adding the following sentence at the end of the existing text thereof: "Notwithstanding any other provision of this definition, the payment or payments to The Leiber Group described in clause (4) of the definition of the term "CLH Restructuring" shall not impact or change EBITDA, and if such payment or payments constitute items of expense or are otherwise subtracted from income in calculating EBITDA or any component thereof, such payment or payments shall be added back in determining EBITDA."

        1.4   The definition of the term "Eligible Hedge Counterparty" in the Credit Agreement is hereby amended by (1) inserting "(i)" between the words "means" and "each" and (2) inserting the following prior to the period at the end of such definition: ", (ii) each other Person from time to time approved as an Eligible Hedge Counterparty by the Administrative Agent, which approval shall not be unreasonably withheld if such Person is generally recognized in the financial community as a counterparty to such types of Hedging Contracts, and (iii) each other Person that from time to time becomes a counterparty to a Hedging Contract with a Credit Party regarding commodities as long as such Hedging Contracts under this clause (iii) otherwise satisfy the requirements of Section 7.3(a)(ix) and no Liens are granted to secure Hedging Contracts with Eligible Hedge Counterparties under this clause (iii) other than pursuant to Section 7.7(f)".

        1.5   Subclauses (a), (b) and (d) of Section 5.1 of the Credit Agreement are hereby amended by (1) replacing the references to "Resources and its Subsidiaries", and (2) adding the following phrase in lieu thereof: "(i) in respect of the Fiscal Year ending December 31, 2004, CRI and its Subsidiaries and (ii) thereafter, either Resources and its Subsidiaries or CRI and its Subsidiaries".

        1.6   Section 6.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of the existing text thereof: "Notwithstanding the foregoing, the Credit Parties may consummate any transaction permitted under an exception to, or by a consent or waiver under, Section 7.8 of the Credit Agreement".

        1.7   Section 7.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of the existing text thereof: "Notwithstanding the foregoing, the Credit Parties may consummate the Holdco Restructuring".

        1.8   Section 7.2 of the Credit Agreement is hereby amended by (1) replacing the word "and" between clauses (e) and (f) thereof with a semicolon, and (2) adding the following in lieu of the period at the end of such Section: "; (g) the Credit Parties may enter into and perform Hedging Contracts to the extent permitted under Section 7.3(a) hereof; and (h) the Credit Parties may consummate the Holdco Restructuring".

        1.9   Section 7.3 of the Credit Agreement is hereby amended by deleting the phrase "and (xii)" and substituting therefor the following: ", (xii) Indebtedness consisting solely of obligations under Insurance Premium Financing Arrangements, which obligations shall not exceed at any time $10,000,000 in the aggregate, and (xiii)".

        1.10 Section 7.4 of the Credit Agreement is hereby amended by (1) replacing the words "Notwithstanding the foregoing, the Borrowers" in the second sentence thereof with the words "Notwithstanding the foregoing, the Credit Parties," (2) deleting the word "and" between clauses (y) and (z) thereof, and (3) adding the following in lieu of the period at the end of such Section: "; (aa) consummate the CLH Restructuring and the Holdco Restructuring; and (bb) enter into and be parties to transactions with Pegasus and its Affiliates in connection with the Trinidad Project, including, without limitation, management, consulting and offtake agreements, in each case if such transactions are upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arms' length transaction with a Person not an Affiliate of such Credit Party".

        1.11 The first sentence of Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows: "If all or part of a Credit Party's Stock is pledged to the Agents, that Credit Party (other than CRI) shall not issue additional Stock unless such additional Stock is similarly pledged to the Agents".

        1.12 Section 7.7 of the Credit Agreement is hereby amended by deleting the phrase "and (e)" and substituting therefor the following: "; (e) Liens created pursuant to Insurance Premium Financing Arrangements otherwise permitted under this Agreement; (f) Liens in connection with cash collateral provided in support of Hedging Contracts with Eligible Hedge Counterparties in an aggregate amount not to exceed $4,000,000 and (g)".

        1.13 Section 7.8 of the Credit Agreement is hereby amended by (1) replacing the word "and" between clauses (e) and (f) thereof with a semicolon, and (2) adding the following in lieu of the period at the end of such Section: "; (g) pursuant to the consummation of the CLH Restructuring, the Holdco Restructuring and the Trinidad Relinquishment; (h) the sale or other disposition of unused rights of way or portions of unused rights of way along pipelines to the extent such assets are not necessary for the conduct of the business of the Credit Parties; (i) the sale or other disposition of the water pipe which feeds Terminal's Phillipsburg, Kansas facility and any associated real property interests; and (j) the sale or other disposition of assets not necessary for the conduct of the business of the Credit Parties, which assets are not of material value to the Credit Parties or have such burdens and costs associated with them that the Credit Parties believe in good faith that it would be in the best interests of the Credit Parties to sell or otherwise dispose of such assets to third parties."

        1.14 Section 7.13 of the Credit Agreement is hereby amended by (1) replacing the word "and" between clauses (g) and (h) thereof with a semicolon, and (2) adding the following in lieu of the period at the end of such Section: "; and (i) pursuant to the consummation of the CLH Restructuring, the Holdco Restructuring and the Trinidad Relinquishment; provided further that at the time of the payment or payments described in clause (4) of the definition of the term "CLH Restructuring" and after giving effect thereto, the amount by which the lesser of the Aggregate Borrowing Base and the Maximum Amount exceeds the outstanding principal amount of the aggregate Revolving Loans shall be more than $50,000,000."

        1.15 Section 7.17 of the Credit Agreement is hereby amended by adding the following sentence at the end of the existing text thereof: "Notwithstanding the foregoing, the Credit Parties may consummate the Holdco Restructuring."

        1.16 Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows: "CRTT LLC. Notwithstanding anything to the contrary herein, the Credit Parties shall not capitalize, make any investments in, capital contributions, loans or assume any contingent obligations or other liabilities with respect to CRTT LLC or permit CRTT LLC to have any assets or liabilities (other than pursuant to the Loan Documents) or conduct any activities.

        1.17 The following provision is hereby added to the Credit Agreement as Section 6.17: "Holdco Restructuring. Concurrently with the consummation of the Holdco Restructuring, Holdings shall have delivered (i) the New Subsidiary Requirements in respect of CRI to the Agents, in form and substance satisfactory to the Agents and (ii) revised Schedules 4.1, 4.2 and 4.8 to the Credit Agreement and revised Schedule I to the Pledge Agreement and revised Schedule II to the Security Agreement".

        1.18 The following provision is hereby added to the Credit Agreement as Section 6.18: "CLH Restructuring. Within ninety (90) days after the payment or payments described in clause (4) of the definition of the term "CLH Restructuring", the Credit Parties shall (i) consummate an initial public offering of the Stock of CRI in which CRI receives net cash proceeds of primary shares in an amount in excess of the amount of such payment or payments or (ii) terminate all of the Revolving Loan Commitment in accordance with Section 2.3(a) and prepay in full all Obligations immediately prior to or simultaneously with a disposition by Pegasus, its Affiliates and the other equityholders of Holdings or a disposition of all, or substantially all, of the assets of the Credit Parties; provided that the foregoing requirement shall not apply if at the time of the payment or payments described in clause (4) of the definition of the term "CLH Restructuring" and after giving effect thereto, the Credit Parties shall have demonstrated a Leverage Ratio of less than 2.0:1.0 as certified in writing by the chief financial officer of Holdings."

        1.19 Section 9.1(b) of the Credit Agreement hereby amended by (1) replacing the word "or" between the numbers "6.4(a)" and "7" therein with a comma, and (2) adding the following in lieu of the period at the end of such Section: ", or 6.18."

        1.20 Section 5(g) of the Security Agreement is hereby amended by adding the following phrase at the beginning of the existing text thereof: "Except as otherwise permitted under the Credit Agreement,".

        1.21 The Lenders hereby consent to the asset dispositions permitted under new clauses (g), (h), (i) and (j) of Section 7.8 and expressly hereby authorize the Agents to do all things reasonably requested by the Credit Parties to effect and evidence of record such dispositions contemporaneously therewith, including, without limitation, to execute and deliver release documents and file UCC financing statement terminations with respect to the security interests, if any, granted pursuant to the Collateral Documents in any such assets.

        1.22 Upon consummation of the CLH Restructuring, the amendments to the following sections that were effected by the First Amendment in respect of the Leiber Transaction shall be rescinded and shall cease to be effective: "Change of Control", "Credit Parties", "Subsidiary", "Leiber Available Amount", "Leiber Entities", "The Leiber Group", "Leiber Tax Distributions", "Leiber Transaction", Section 5.1(p), Section 7.1, Section 7.2(f), Section 7.5, Section 7.8, Section 7.13 and Section 7.17.

        1.23 The Lenders and the Agents hereby (1) acknowledge receipt of the 2001-2003 Audited Financial Statements, (2) acknowledge that the 2001-2003 Audited Financial Statements differ from the corresponding 2001-2003 PwC Financial Statements, and (3) waive any Default or Event of Default arising out of or related to any representation or warranty made in or pursuant to any Loan Document or in any written statement, report, financial statement or certificate delivered to the Agents or any Lender by or on behalf of any Credit Party regarding or based upon the 2001-2003 PwC Financial Statements.

        1.24 The Lenders and the Agents hereby waive any Default or Event of Default arising out of or related to the Credit Party's incurrence of the Insurance Premium Financing Arrangements existing as of the Closing Date in violation of Section 7.3 and Section 7.7 of the Credit Agreement.

        1.25 The Lenders and the Agents hereby consent to the delivery of the audited Financial Statements and other information described in Section 5.1(d) for the Fiscal Year 2004 (the "2004 Audit") within one-hundred and twenty (120) days after the end of the 2004 Fiscal Year, and waive the 90-day deadline otherwise provided in such Section with respect to such information for Fiscal Year 2004. The Lenders and the Agents hereby agree that any legend in respect of the 2004 Audit issued in lieu of an audit opinion arising out of the Lieber Transaction, which legend is subject to removal upon consummation of the CLH Restructuring, shall not be considered a qualification to such audit report for purposes of Section 5.1(d).

        1.26 It is acknowledged that the Administrative Agent may use its reasonable credit judgment in connection with the establishment of Reserves in respect of Insurance Premium Financing Arrangements.

SECTION 2.    CONDITIONS PRECEDENT TO EFFECTIVENESS

        The provisions set forth in Section 1 hereof shall be effective as of the date (the "Fourth Amendment Effective Date") on which each of the following conditions shall have been satisfied (or waived in accordance with Section 12.2 of the Credit Agreement):

  (a)
  The Credit Parties and the Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Term Agent.

  (b)
  As of the Fourth Amendment Effective Date, after giving effect to this Fourth Amendment, the representations and warranties contained herein and in the other Loan documents shall be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

  (c)
  As of the Fourth Amendment Effective Date, after giving effect to this Fourth Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

  (d)
  The Borrowers shall have paid all fees, costs and expenses owing to counsel to each of the Agents invoiced to the Borrowers on or before the date hereof and reimbursable by the Borrowers under the terms of the Credit Agreement.

SECTION 2.    LIMITATION OF WAIVER AND CONSENT

        Without limiting the generality of the provisions of Section 12.2 of the Credit Agreement, the waivers and consent set forth above shall be limited precisely as written and relate solely to the waiver of the provisions of the Credit Agreement and the Security Agreement in the manner and to the extent described above, and nothing in this Fourth Amendment shall be deemed to:

  (a)
  constitute a waiver of compliance by any Credit Party with respect to Section 12.2 of the Credit Agreement in any other instance; or

  (b)
  prejudice any right or remedy that any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Fourth Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

SECTION 3.    REPRESENTATIONS AND WARRANTIES

        In order to induce the Agents and Lenders to enter into this Fourth Amendment, the Credit Parties hereby represent and warrant that after giving effect to this Fourth Amendment:

  (a)
  as of the date hereof, after giving effect to this Fourth Amendment, there exists no Default or Event of Default;

  (b)
  as of the date hereof, after giving effect to this Fourth Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

  (c)
  as of the date hereof, the Credit Parties have performed all agreements to be performed by them as set forth in the Credit Agreement;

  (d)
  the execution, delivery and performance of this Fourth Amendment have been duly authorized by all necessary action on the part of the Credit Parties; the execution, delivery and performance by the Credit Parties of this Fourth Amendment and the consummation of the transactions contemplated hereby, does not and will not (i) violate any provision of any law or governmental rule or regulation applicable to any Credit Party, the organizational documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or the lapse of time or both) a default under any contractual obligation of any Credit Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries (other than pursuant to the Loan Documents), or (iv) require the approval of members of any Credit Party or any approval or consent of any Person under any contractual obligation; and

  (e)
  this Fourth Amendment and each Loan Document has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium.

SECTION 4.    ACKNOWLEDGMENT AND CONSENT

        Holdings and certain Subsidiaries of Holdings have (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure their obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement.

        Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Fourth Amendment and consents to the amendment of the Credit Agreement and consents effected pursuant to this Fourth Amendment. Each Credit Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents, as the case may be (in each case as such terms are defined in the applicable Loan Document), including without limitation the payment and performance of all such Obligations under each of the Loan Documents, as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement.

        Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this

Fourth Amendment, in each case except as amended or waived pursuant hereto. Each Credit Party represents and warrants that all representations and warranties made by such Credit Party contained in the Credit Agreement, this Fourth Amendment and the other Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

        Each Credit Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Fourth Amendment, such Credit Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Fourth Amendment and (ii) nothing in the Credit Agreement, this Fourth Amendment or any other Loan Document shall be deemed to require the consent of such Credit Party to any future amendments to the Credit Agreement.

SECTION 5.    MISCELLANEOUS

          5.1   This Fourth Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

          5.2   In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          5.3   Except as specifically waived by this Fourth Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          5.4   The execution, delivery and performance of this Fourth Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

          5.5   Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

          5.6   THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          5.7   This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Fourth Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

          5.8   To facilitate reference to the provisions of the Credit Agreement, as amended by this Fourth Amendment, each Lender executing this Fourth Amendment hereby authorizes Term Agent and Administrative Agent to enter into an amendment and restatement of the Credit Agreement, at either Agent's option, as amended by the Fourth Amendment, dated as of September 22, 2004, the First Amendment, dated as of October 8, 2004, the Second Amendment, dated as of November 24, 2004, the Third Amendment, dated as of December 13, 2004 and this Fourth Amendment (including, without limitation, any changes needed to give effect to the CLH Restructuring); provided that any such amendment and restatement shall be distributed to each Lender.

        [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the date first written above.

BORROWERS:

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:	/s/ PHILIP L. RINALDI
Name:	Philip L. Rinaldi
Title:	CEO
OTHER CREDIT PARTIES:
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE GROUP HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES MANAGEMENT, INC.
CL JV HOLDINGS, LLC
COFFEYVILLE RESOURCES TRINIDAD AND TOBAGO FERTILIZERS, LLC
By:	/s/ PHILIP L. RINALDI
Name:	Philip L. Rinaldi
Title:	CEO

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Term Agent and a Lender
By:	/s/ JAMES MORAN
Name:	James Moran
Title:	Managing Director
By:	/s/ VANESSA GOMEZ
Name:	Vanessa Gomez
Title:	Vice President

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Administrative Agent and a Lender
By:	/s/ MARK GALOVIC Duly Authorized Signatory

SIEMENS FINANCIAL SERVICES, INC.
By:	/s/ FRANK AMODIO
Name:	Frank Amodio
Title:	Vice President—Credit

AMALGAMATED BANK
By:	/s/ BRUCE MEREDITH
Name:	Bruce Meredith
Title:	Vice President

QuickLinks

  Exhibit 10.28
  Execution Copy
FOURTH AMENDMENT TO CREDIT AGREEMENT